Exhibit 99.1

INCOME FUND
NINE, LLC

2006 ANNUAL

PORTFOLIO OVERVIEW

ICON Income Fund Nine, LLC

- 2006 Annual 2006 Portfolio Overview -

Dear Member of ICON Income Fund Nine, LLC,

ICON Income Fund Nine, LLC (“Fund Nine”) raised $100,000,000 commencing with its initial offering on November 26, 2001 through the closing of the offering on April 30, 2003.  As of December 31, 2006, Fund Nine had 98,102 limited liability company shares outstanding.  During the reporting period, Fund Nine remained in its “Reinvestment Period” during which time no further members were admitted.

During the Reinvestment Period, Fund Nine has been seeking to acquire equipment subject to lease.  The leased equipment in Fund Nine’s portfolio is comprised of two categories: growth leases, where the rental cash flows have been assigned or pledged to a lender, and income leases, where Fund Nine retains the rental cash flows.  While income leases produce monthly cash flows, growth leases permit Fund Nine to retain an interest in the future value of the equipment on a leveraged equity basis.  Fund Nine’s Manager, ICON Capital Corp., (the “Manager”) expects that the future value of the equipment in growth leases will be greater than Fund Nine’s initial cash investment.

Cash generated from these investments has facilitated Fund Nine’s distributions to investors.  Availability of cash to be used for reinvestment also depends on the requirements for expenses, reserves, and distributions to investors.

Fund Nine’s Reinvestment Period is anticipated to continue until April 2008 – a period of five years from the closing of the offering – unless extended at the Manager’s sole discretion. Following its Reinvestment Period, Fund Nine will enter its “Liquidation Period” during which time equipment will be sold in the ordinary course of business.

News Covering the Fourth Quarter of 2006

•  Cathay Pacific Airways Limited (“Cathay”) announced its flight figures for 2006 as a whole show both passenger growth and cargo growth keeping above the airline’s rise in capacity.   In December, Cathay carried a total of 1,495,023 passengers, up 5.9% on the same month in 2005.  The number of passengers carried in the whole of 2006 was 16,727,757 – up 8.4% on the previous year and ahead of a cumulative passenger capacity increase for the year of 7.7%.  In December, Cathay carried 108,842 tonnes of cargo, a rise of 3.7% on the same month in 2005 and above a 3.6% gain in capacity, measured in available cargo/mail tonne kilometres.  For 2006 as a whole, the load factor was up 1.3 points to 68.3%, while the amount of freight carried rose by 7.2% to 1,198,703 tonnes.  (Source:  Cathay press release, dated January 10, 2007)

•  FedEx Corporation (“FedEx”) announced it has acquired ANC Holdings Limited, a United Kingdom domestic express transportation company for £120 million. This transaction will allow FedEx Express, an operating unit of FedEx, to directly serve the entire UK domestic market, providing a broader range of shipping options and enhanced service under the trusted FedEx brand.  (Source: FedEx press release, dated December 18, 2006)

Neither Fund Nine nor the Manager accepts any responsibility for, assumes any liability for, duty to update or reliance upon the contents, accuracy, completeness, usefulness or timeliness of any of the information contained under the heading “News Covering the Reporting Period”.

Investments and commitments during the two years prior to the Reporting Period

•  During December 2004, Fund Nine acquired medical equipment for approximately $2,046,000.  The equipment is subject to two separate leases that are scheduled to expire on December 31, 2008.

•  On December 31, 2004, Fund Nine acquired four digital photo development labs on lease to Rite Aid.  This equipment was purchased for approximately $399,000 in cash. Rental payments of approximately $10,535 are due monthly until lease expiration in November 2007.  At December 31, 2006, in order to more accurately reflect the current market value of the equipment, Fund Nine recorded an impairment loss of approximately $80,000.

•  Telephone systems leased to CompUSA, Inc. (“CompUSA”) through December, 2008.  Fund Nine acquired this equipment in December 2004 for approximately $173,000.  Monthly payments of approximately $3,700 are due through lease expiration in December 2008.

•  In March 2004, Fund Nine purchased a 26% interest in desktop computers, laptops and servers subject to lease with Government Employees Insurance Company (“GEICO”), a wholly-owned subsidiary of Berkshire Hathaway, Inc.  Fund Nine paid approximately $1,522,000 for its interest.  The equipment was subject to lease until March 31, 2007.

•  In March 2004, Fund Nine made approximately a $4,787,000 investment in computer equipment and peripherals of which Fund Nine paid approximately $117,000 and the balance was funded through non-recourse debt.  The equipment was subject to 2 separate leases.  The approximate monthly payments totaled  $151,000 through lease expiration in December 2006.  The equipment was subsequently returned in January 2007 and we recognized an impairment of approximately $154,000 based on recent sales estimates.  The Manager is actively remarketing the equipment.

•  In March 2004, Fund Nine acquired computer equipment for approximately $3,392,000 of which Fund Nine paid approximately $83,000 and the balance was funded through non-recourse debt.  The lessee exercised its early purchase option in October 2006 and paid off the outstanding debt.  Fund Nine received approximately $30,000 from the sale of the equipment to the lessee.

•  In March 2005, Fund Nine acquired a 50% interest in a sodium chlorate production facility leased to EKA Chemicals, Inc.  Fund Nine was assigned its interest from an affiliate as repayment of $745,000 in outstanding debt.  Semi-annual payments of $372,000 were paid in full as of December 31, 2005.  The lease expired in July 2006, at which time title passed to the lessee.

•  On September 28, 2006, Fund Nine, together with an affiliate, acquired interests in state-of-the-art telecommunications equipment on lease to Global Crossing Telecommunications, Inc. and Global Crossing North American Networks, Inc. (collectively, "Global Crossing").  Fund Nine acquired its approximate 17% interest in the equipment for approximately $2,000,000.  The equipment is subject to a 48 month lease with Global Crossing effective November 1, 2006.

On October 31, 2006, a separate affiliate of Fund Nine made a capital contribution of approximately $1,841,000 to acquire an ownership interest in additional equipment acquired on October 31, 2006. The affiliate’s contribution reduced Fund Nine’s ownership interest in the equipment to approximately 14.4%. The equipment is also subject to a 48 month lease that commenced on November 1, 2006.

Portfolio Overview

In addition to the above acquisitions, as of December 31, 2006, Fund Nine’s portfolio comprised of the following investments:

Income leases

•  Microprocessor manufacturing and semiconductor memory testing equipment leased to Advance Micro Devices, Inc. (“AMD”).  The equipment is subject to two leases with expiration dates of June 30, 2007 and July 1, 2007.  The cumulative cash purchase price of the equipment was approximately $10,952,000.

•  Vacuum bag manufacturing equipment subject to various leases with Wildwood Industries, Inc.  The leases are scheduled to expire at various dates from February 2007 through September 2008.  The equipment was purchased for a total price of approximately $3,472,000.  In accordance with the terms of the lease, the lease was scheduled to expire in January 2007 has been extended for an additional twelve months.

•  Fifty (50) Great Dane refrigerated trailers on lease with Conwell Corporation, a wholly-owned subsidiary of Frozen Foods Express Industries, Inc.  The equipment was purchased for $1,962,158 and the lease will expire in April, 2010.

•  A 25.13% interest in ICON SPK 2023-A, LLC (“SPK”), a joint venture with ICON Income Fund Eight B L.P.  At December 31, 2006, SPK held a portfolio of four active leases consisting of various material handling equipment.  The last of these leases are scheduled to expire in April 2008.

Growth leases

•  Two Airbus A340-313’s (B-HXO and B-HXN) on lease to Cathay Pacific Airways Limited. (“Cathay”)  Fund Nine owns a 100% and 50% interest in the entities that own each aircraft, respectively. The combined purchase price of the interests in the aircraft was approximately $106,333,500 of which Fund Nine paid approximately $6,403,000 and the balance was funded through non-recourse debt.  The leases were scheduled to expire in June and March, respectively.  Cathay agreed to extend the terms of each lease through June and March 2011, respectively.

In connection with the lease extensions, the outstanding loan balances associated with both aircraft were refinanced.  The new loans are scheduled to mature concurrently with the lease expiration dates for each respective aircraft.  The debt associated with B-HXO was refinanced on June 7, 2006 and later refinanced on August 1, 2006 under more favorable terms.  Under the terms of the B-HXO refinancing, Fund Nine contributed approximately $512,000 of additional cash to reduce the amount of the balloon payment which is due at loan maturity.

•  Two McDonnell Douglas DC-10-30 aircraft (N317FE and N319FE) on lease to Federal Express Corporation (“FedEx”).  Fund Nine owns an 85% and 10% interest in each aircraft, respectively.  The interests in the aircraft were purchased for $28,352,619 of which Fund Nine paid $3,218,908.  Both aircraft will carry a zero debt balance at lease expiry since the rentals completely pay-down the debt.  FedEx advised the Manager that it intends to exercise its purchase option for both aircraft which were subsequently sold to FedEx.

•  A $37,712,567 investment in assorted equipment covering (379) leases with various companies and municipalities throughout the United Kingdom.

•  Three roll-on-roll-off vehicle transportation vessels chartered to Wilhelmsen Lines Shipowning AS (“Wilhelmsen”) with an expiration date of December, 2008. The equipment was purchased for approximately $74,020,000 of which Fund Nine paid approximately $9,690,000 and the balance of approximately $64,330,000 was funded through non-recourse debt.  In March 2006, Wilhelmsen extended the terms of the charters through December 2013.  In May 2006, Fund Nine leveraged the charter payment due throughout the renewal term and refinanced the existing non-recourse debt.  Fund Nine received approximately $22,043,000 in cash from the refinancing.  The principal loan balance of approximately $51,000,000 will be completely repaid by the renewal charter payments through December 2013.

•  310 railcars on lease to Texas Genco LP purchased for $4,424,220 of which Fund Nine paid $1,101,429. Initially the lease consisted of 324 railcars, but 14 cars have been destroyed.  After each incident, Fund Nine received the casualty value for the corresponding period and the rent was adjusted accordingly.  The lease expired in March, 2007, and the railcars were subsequently sold and the associated debt repaid.

•  110 railcars on lease to Trinity Rail Management, Inc., with an expiration date of April 30, 2010.  Fund Nine purchased the equipment for $126,457 and the balance of $1,116,543 was funded through non-recourse debt.  At lease expiry, the debt balance is anticipated to be $387,000.

Off-lease Equipment

•  Approximately $4,787,000 of computer equipment.  Fund Nine acquired the equipment in March 2004 for approximately $117,000 and the assumption of approximately $4,670,000 in non-recourse debt.  The lease expired in December 2006, at which time the lessee returned the equipment.  The equipment is being actively remarketed by the Manager.

10% Status Report

As of the end of the reporting period, the two Cathay aircraft and FedEx N317FE aircraft were the only three assets that individually constituted at least 10% of the aggregate purchase price of Eight B’s asset portfolio.  Only the Cathay aircraft are scheduled to remain on lease during the next year.  FedEx paid its last lease payment on October 1, 2006 and the lease expired in March 2007.

At December 31, 2006, the two Cathay aircraft (B-HXM and B-HXN) had 57 and 54 monthly payments remaining, respectively.  Both Cathay aircraft were manufactured in 1996, and to the best of the General Partner’s knowledge, each aircraft retains an Airworthiness Certificate and is maintained in accordance with the rules and regulations of the governing aviation authority as required under each lease.

Asset Dispositions within two years of the Reporting Period

•  On December 1, 2004, Fund Nine acquired the remaining 5.0% interest in a 25 MW co-generation facility on lease to Schering-Plough Corporation.  Fund Nine acquired the 5% interest in exchange for Fund Nine’s 25.87% interest in ICON SPK.  The lease of the power facility was initially scheduled to expire in July 2004 but was later extended through July 2009.  In April 2006, the facility was sold to a third party for approximately $4,800,000 in cash.  Fund Nine incurred a loss of approximately $2,771,000 on the sale.

•  Approximately $3,392,000 of computer equipment such as hard drives and associated hardware.  In March 2004, Fund Nine acquired the equipment for approximately $83,000 in cash and the assumption of approximately $3,309,000 in non-recourse debt.  In October 2006, the lessee prepaid the outstanding debt and Fund Nine received $30,000 from the sale of the equipment.  Fund Nine recognized an loss of approximately $ 87,000 on the sale.

•  In March 2006, Fund Nine sold lathes, presses and robotic manufacturing equipment to the previous lessee, Metaldyne Corporation, for approximately $1,931,000 in cash.  Fund Nine initially acquired the equipment in May 2003 for approximately $2,412,000.  Fund Nine recorded a gain of approximately $302,000 from the sale of the equipment.

•  In October 2006, Fund Nine sold the computer equipment it acquired on March 31, 2004 to the lessee.  Fund Nine acquired the equipment for approximately $3,392,000 of which Fund Nine paid approximately $83,000 and the balance was funded through non-recourse debt.  The lease was scheduled to expire in December 2007 but the lessee exercised its purchase option under the lease.  From the sale of the equipment, approximately $1,100,000 was paid to the lender to prepay the outstanding indebtedness and Fund Nine received approximately $30,000.

•  On March 30, 2007, Fund Nine sold its interests in the two aircraft to FedEx for approximately $4,169,000 resulting in a loss on the sale of approximately $735,000.  The loss will be recognized in the first quarter of 2007.  In September 2006, Fund Nine received irrevocable notice from FedEx of its intent to purchase the aircraft at lease expiry.  In accordance with the terms of the lease, the purchase price for the aircraft was determined based on a series of appraisals performed by independent appraisers.

Distribution Analysis

During the reporting period, Fund Nine continued to make monthly distributions at a rate of 9% per annum.  Cash available for distributions was generated substantially through cash from operations.  From the inception of the offering period, Fund Nine has made sixty-one monthly distributions to its members.  During 2006, Fund Nine paid its members approximately $8,831,229 in cash distributions.  As of December 31, 2006, a $10,000 investment made at the initial closing would have received $4,532 in cumulative distributions representing a return of approximately 45% of such initial investment.

Fund Summary
Offering Period	11/26/2001- 4/30/2003
Size of offering	$100,000,000
Original No. of Investors	3,259
Estimated start of liquidation	5/1/2008

Outlook and Overview

The AMD leases are the next lease scheduled to expire in June and July 2007.  The Manager anticipates several acquisitions in the near future.  Substantially all of Fund Nine’s cash flows are derived from income leases.  On a monthly basis, Fund Nine deducts from such cash flows its recurring operating expenses and assesses cash flows required for known re-leasing costs and equipment management costs.  The remaining cash flows are then available for monthly distribution to investors.

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets
December 31,

ASSETS

	2006	2005
Cash and cash equivalents	$19,730,600	$2,237,797

Investments in finance leases:
Minimum rents receivable	70,895,398	11,895,122
Estimated unguaranteed residual values	1,207,567	1,753,811
Initial direct costs, net	24,109	124,284
Unearned income	(28,697,566)	(1,256,271)

Net investments in finance leases	43,429,508	12,516,946

Investments in operating leases:
Equipment, at cost	104,106,477	195,639,121
Accumulated depreciation	(42,657,483)	(70,791,992)

Net investments in operating leases	61,448,994	124,847,129

Investments in joint ventures	6,472,600	5,473,170
Investments in unguaranteed residual values	2,147,793	3,339,010
Interest rate swap contracts	-	720,458
Due from Manager and affiliates	-	136,760
Other assets, net	3,958,163	2,364,289

Total assets	$137,187,658	$151,635,559

LIABILITIES AND MEMBERS' EQUITY

Liabilities:
Notes payable - non-recourse	$92,480,648	$93,247,942
Revolving loan facility - recourse	-	4,535,000
Accrued expenses and other liabilities	915,793	653,581
Deferred rental income	-	269,184
Interest rate swap contracts	639,304	-
Due to Manager and affiliates	193,480	196,673
Minority interest	625,084	189,926

Total liabilities	94,854,309	99,092,306

Commitments and contingencies

Members' equity:
Manager (one share outstanding, $1,000 per share
original issue price)	(431,964)	(336,081)
Additional Members (98,102 and 98,144 shares outstanding,
$1,000 per share original issue price)	43,404,617	52,924,519
Accumulated other comprehensive income	(639,304)	(45,185)

Total members' equity	42,333,349	52,543,253

Total liabilities and members' equity	$137,187,658	$151,635,559

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations
Years Ended December 31,

	2006	2005	2004
Revenue
Rental income	$17,863,494	$28,934,363	$31,111,650
Finance income	6,461,861	1,318,855	1,656,960
(Loss) income from investments in joint ventures	(279,072)	345,661	425,066
Net gain (loss) on sales of equipment	128,181	(301,052)	(65,074)
Interest and other income	710,689	51,640	111,714

Total revenue	24,885,153	30,349,467	33,240,316

Expenses
Impairment loss	3,005,403	3,182,485	236,003
Depreciation and amortization	10,579,026	21,328,939	22,968,907
Interest	6,897,802	5,653,467	6,170,420
Management fees - Manager	2,114,283	2,131,445	2,109,282
Administrative expense reimbursements - Manager	596,881	647,534	1,139,479
Maintenance expense	1,317,361	-	-
General and administrative	607,142	596,519	528,722
Minority interest	435,158	(413,794)	105,271

Total expenses	25,553,056	33,126,595	33,258,084

Net loss	$(667,903)	$(2,777,128)	$(17,768)

Net loss allocable to:
Additional Members	$(661,224)	$(2,749,357)	$(17,590)
Manager	(6,679)	(27,771)	(178)

	$(667,903)	$(2,777,128)	$(17,768)

Weighted average number of additional member
shares outstanding	98,123	98,215	98,695

Net loss per weighted average additional
member share outstanding	$(6.74)	$(27.99)	$(0.18)

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statement of Changes in Members' Equity
Years Ended December 31, 2004, 2005 and 2006

	Additional Member	Additional		Accumulated Other Comprehensive	Total Members'
	Shares	Members	Manager	Income (Loss)	Equity
Balance, January 1, 2004	98,991	$73,972,042	$(129,094)	$-	$73,842,948
Additional members' shares redeemed	(643)	(520,691)	-	-	(520,691)
Cash distributions to members	-	(8,758,942)	(89,744)	-	(8,848,686)
Net loss	-	(17,590)	(178)	-	(17,768)

Balance, December 31, 2004	98,348	64,674,819	(219,016)	-	64,455,803
					-
Additional members' shares redeemed	(204)	(160,838)	-	-	(160,838)
Cash distributions to members	-	(8,840,105)	(89,294)	-	(8,929,399)
Foreign currency translation adjustment	-	-	-	(45,185)	(45,185)
Net loss	-	(2,749,357)	(27,771)	-	(2,777,128)

Balance, December 31, 2005	98,144	52,924,519	(336,081)	(45,185)	52,543,253

Additional members' shares redeemed	(42)	(27,449)	-	-	(27,449)
Cash distributions to members	-	(8,831,229)	(89,204)	-	(8,920,433)
Foreign currency translation adjustment	-	-	-	45,185	45,185
Change in valuation of interest rate
swap contracts				(639,304)	(639,304)
Net loss	-	(661,224)	(6,679)	-	(667,903)

Balance, December 31, 2006	98,102	$43,404,617	$(431,964)	$(639,304)	$42,333,349

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
Years Ended December 31,

	2006	2005	2004
Cash flows from operating activities:
Net loss	$(667,903)	$(2,777,128)	$(17,768)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	(13,470,826)	(26,690,121)	(29,914,946)
Finance income	(6,461,861)	(1,318,854)	(1,656,960)
Loss (income) from investments in joint ventures	279,072	(345,662)	(425,066)
Net (gain) loss on sales of equipment	(128,181)	301,052	65,074
Net gain on sale of interest rate swap contracts	(25,656)	-	-
Impairment loss	3,005,403	3,182,485	236,003
Depreciation and amortization	10,579,026	21,328,939	22,968,907
Interest expense on non-recourse financing paid directly
to lenders by lessees	5,850,979	5,918,949	6,826,076
Change in fair value of interest rate swap contracts	41,114	(451,962)	(743,044)
Minority interest in joint ventures	435,158	(413,794)	105,271
Changes in operating assets and liabilities:
Collection of principal - non-financed receivables	3,965,426	5,185,643	4,392,885
Due to/from Manager and affiliates	133,567	208,151	919,796
Other assets	697,010	(258,520)	160,981
Accrued expenses and other liabilities	347,212	199,218	193,988
Deferred rental income	(1,613,143)	44,119	99,432

Net cash provided by operating activities	2,966,397	4,112,515	3,210,629

Cash flows from investing activities:
Proceeds from sales of equipment	7,864,799	800,845	296,009
Investments in operating leases and direct finance leases	-	(574,727)	(2,823,323)
Investments in joint ventures	(2,091,010)	-	(1,521,571)
Loans and advances to affiliate	-	(1,500,000)	(650,000)
Distributions to minority interest in joint venture	-	-	(925,108)
Distributions received from joint ventures	812,508	657,446	580,954

Net cash provided by (used in) investing activities	6,586,297	(616,436)	(5,043,039)

Cash flows from financing activities:
Cash distributions paid to members	(8,920,433)	(8,929,399)	(8,848,686)
Proceeds from non-recourse borrowings	28,722,634	-	-
Repayment of non-recourse borrowings	(6,867,630)	-	-
Proceeds from recourse borrowings	875,000	4,535,000	-
Repayment of recourse borrowings	(5,410,000)	-	-
Financing costs paid	(1,182,198)	(107,628)	-
Proceeds from sale of interest rate swap contracts	705,000	-	-
Cash paid for additional members' shares redeemed	(27,449)	(160,838)	(520,691)

Net cash provided by (used in) financing activities	7,894,924	(4,662,865)	(9,369,377)

Effects of exchange rates on cash and cash equivalents	45,185	(45,185)	-

Net increase (decrease) in cash and cash equivalents	17,492,803	(1,211,971)	(11,201,787)
Cash and cash equivalents, beginning of year	2,237,797	3,449,768	14,651,555

Cash and cash equivalents, end of year	$19,730,600	$2,237,797	$3,449,768

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
Years Ended December 31,

	2006	2005	2004
Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$164,267	$159,800	$87,388

Supplemental disclosure of non-cash investing and financing activities:
Non-cash portion of equipment purchased with non-recourse debt	$-	$-	$7,979,500
Principal and interest paid on non-recourse notes payable
paid directly to lenders by lessees	$28,473,277	$29,655,779	$32,007,317
Reclassification of net assets from investments in operating
leases to investments in direct finance leases	$45,399,576	$-	$-
Other Assets acquired from affiliate in exchange
for amounts owed	$-	$755,000	$650,000
Interest in Finance Lease acquired from affiliate in
exchange for amounts owed	$-	$745,000	$-

Transaction with Related Parties

The Manager performs certain services relating to the management of Fund Nine’s equipment leasing activities. Such services include the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaison with and general supervision of lessees to assure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by the Manager and are necessary to Fund Nine’s operations.  These costs include the Manager’s legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to Fund Nine based upon the percentage of time such personnel dedicate to Fund Nine.  Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in the Manager.

The Manager also has a 1% interest in Fund Nine’s profits, losses, cash distributions and liquidation proceeds. Fund Nine paid distributions to the Manager of $89,204, $89,294 and $89,744 for the years ended December 31, 2006, 2005 and 2004, respectively.  The Manager’s interest in Fund Nine’s net loss was $6,679, $27,771 and $178 for the years ended December 31, 2006, 2005 and 2004, respectively.

Fees and other expenses paid or accrued by Fund Nine to the Manager or its affiliates for the years ended December 31, 2006, 2005 and 2004, were as follows:

	2006	2005	2004
Acquisition fees (a)	$60,000	$-	$51,632
Management fees (b)	2,114,283	2,131,445	2,109,282
Administrative expense reimbursements (b)	596,881	647,534	1,139,479

	$2,771,164	$2,778,979	$3,300,393

(a) Amount charged to other assets and amortized to operations over the life of the related acquisition.
(b) Amount charged to operations.

*Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in Fund Nine is greatly appreciated and we look forward to sharing future successes.

Sincerely,
ICON Capital Corp., Manager

Thomas W. Martin
Chairman, Chief Executive Officer and President

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws.  Please be advised that, unless required by a regulatory authority such as the NASD or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.

Forward-Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA.  These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of  similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

• Visiting www.iconcapital.com
or
• Visiting www.sec.gov
or
• Writing us at: PO Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep Fund Nine’s costs down as mailing this report to all investors is expensive. Nevertheless, the reports are immediately available on your request.

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